Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange Agreement

This Exchange Agreement (this “Agreement”) is executed as of September 30, 2021 by and between MGT Capital Investments, Inc., a Delaware corporation (“Borrower”), and Bucktown Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Lender”). Capitalized terms not defined herein shall have the same meaning as set forth in the Exchange Warrant (as defined below).

A. Pursuant to that certain Securities Purchase Agreement dated March 5, 2021 (the “Purchase Agreement”) between Lender and Borrower, Borrower issued to Lender, among other securities, a certain Convertible Promissory Note in the original principal amount of $13,210,000.00 and having an original issue date of March 5, 2021 (the “Prior Note”).

B. Subject to the terms of this Agreement, Lender and Borrower desire to exchange (such exchange is referred to as the “Exchange”) the Prior Note for a new Warrant to Purchase Shares of Common Stock substantially in the form attached hereto as Exhibit A (the “Exchange Warrant”). The Exchange will consist of Lender surrendering the Prior Note in return for the Exchange Warrant. Other than the surrender of the Prior Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

C. This Agreement, the Exchange Warrant, the Secretary’s Certificate (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

D. Pursuant to the terms and conditions hereof, Lender and Borrower agree to exchange the Prior Note for the Exchange Warrant.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Warrant. Upon execution of this Agreement, Lender will surrender the Prior Note to Borrower and Borrower will issue to Lender the Exchange Warrant. In conjunction therewith, Borrower hereby confirms that the Prior Note represents Borrower’s unconditional obligation to pay the outstanding balance thereof pursuant to the terms of the Prior Note. Borrower and Lender agree that upon surrender, the Prior Note will be cancelled and the remaining amount owed to Lender pursuant to the Prior Note shall hereafter be evidenced solely by the Exchange Warrant.

2. Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Warrant to Lender shall occur on the date that is mutually agreed to by Borrower and Lender by means of the exchange by email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

3. Holding Period, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Warrant will include the holding period of the Prior Note from March 5, 2021, which date is the date that the Initial Cash Purchase Price (as defined in the Purchase Agreement) for the Prior Note was fully paid for. The outstanding balance of the Prior Note as of the date hereof is $1,540,951.65. Borrower agrees not to take a position contrary to this Section 3 in any document, statement, setting, or situation and further acknowledges that the Prior Note has not been amended or altered since its issuance. The Exchange Warrant is being issued in substitution of and exchange for and not in satisfaction of the Prior Note. The Exchange Warrant shall not constitute a novation or satisfaction and accord of the Prior Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 3 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

4. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) no commission or other remuneration has been paid or given directly or indirectly by Lender to Borrower for soliciting the Exchange, and (d) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

5. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) no Event of Default has occurred under the Prior Note and any Events of Default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Exchange Warrant, (e) the issuance of the Exchange Warrant is duly authorized by all necessary corporate action and the shares of Common Stock issuable thereunder will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Prior Note, and (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

6. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Arbitration of Claims. This Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

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8. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award reasonable fees and expenses for frivolous or bad faith pleading.

10. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

11. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

12. Entire Agreement. This Agreement, together with the Exchange Warrant and the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements among Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

13. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

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15. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Exchange Warrant and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Exchange Warrant or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

16. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

LENDER:

Bucktown Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

MGT Capital Investments, Inc.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President and CEO

ATTACHMENTS:

Exhibit A	Exchange Warrant

Exhibit B	Secretary’s Certificate

[Signature Page to Exchange Agreement]